                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                          PERIOD FROM
                                        AUGUST 25, 1995
                                           (DATE OF
                                         INCEPTION) TO                       YEAR ENDED DECEMBER 31,
                                          DECEMBER 31,       ----------------------------------------------------
                                              1995               1996                1997                 1998
                                         ------------        ------------        ------------        ------------
Net loss before income taxes ......      $   (426,826)       $ (1,743,635)       $ (3,977,400)       $(36,296,596)
                                         ------------        ------------        ------------        ------------
Fixed charges:
   Interest expensed ..............                 -             415,357                   -          32,572,454
   Interest capitalized ...........                 -                   -                   -             362,321
                                         ------------        ------------        ------------        ------------
   Interest .......................                 -             415,357                   -          32,934,775
   Amortization of bond discount ..                 -                   -                   -             307,125
   Interest factor or rent
   expense.........................                13               1,466              38,224             129,990
                                         ------------        ------------        ------------        ------------
Total fixed charges ...............                13             416,823              38,224          33,371,890
Amortization of capitalized
  interest ........................                 -                   -                   -                   -
Interest capitalized...............                 -                   -                   -            (362,321)
                                         ------------        ------------        ------------        ------------
Earnings (loss)before fixed
  charges .........................          (426,813)         (1,326,812)         (3,939,176)         (3,287,027)
                                         ============        ============        ============        ============
Ratio of earnings  to fixed
charges ...........................            *                   *                   *                   *
                                         ============        ============        ============        ============

                                                                                      PERIOD FROM
                                                                                    AUGUST 25, 1995
                                                    NINE MONTHS ENDED                   (DATE OF
                                                      SEPTEMBER 30,                  INCEPTION) TO
                                           --------------------------------           DECEMBER 31,
                                               1998                 1999                  1999
                                           ------------        ------------        ------------------
Net loss before income taxes ......        $(25,014,744)       $(40,409,110)        $  (82,853,567)
                                           ------------        ------------         --------------
Fixed charges:
   Interest expensed ..............          21,862,169          30,318,331             63,306,142
   Interest capitalized ...........             362,321           1,837,922              2,200,243
                                           ------------        ------------         --------------
   Interest .......................          22,224,490          32,156,253             65,506,385
   Amortization of bond discount ..             204,750             307,125                614,250
   Interest factor or rent
   expense.........................              78,970             174,845                344,538
                                           ------------        ------------         --------------
Total fixed charges ...............          22,508,210          32,638,223             66,465,173
Amortization of capitalized
  interest.........................                   -               9,949                  9,949
Interest capitalized...............            (362,321)         (1,837,922)            (2,200,243)
                                           ------------        ------------         --------------
Earnings (loss)before fixed
  charges .........................          (2,868,855)         (9,598,860)           (18,578,688)
                                           ============        ============         ==============

Ratio of earnings  to fixed
charges ...........................              *                   *                     *
                                           ============        ============         ==============




* - The ratio of earnings to fixed charges is computed by dividing fixed charges into income before income taxes plus fixed charges. Fixed charges include interest expense and that portion of rental expense (one-third) deemed representative of the interest factor. The ratio of earnings to fixed charges is computed using pre-tax income. On this basis, earnings before fixed charges for the period August 25, 1995 (date of inception) to December 31, 1995, the years ended December 31, 1996, 1997 and 1998, the nine months ended September 30, 1998 and 1999 and the period from August 25, 1995 (date of inception) to December 31, 1999 were not adequate to cover fixed charges by $426,826, $1,743,635, $3,977,400, $36,658,917, $25,377,065, $42,237,083 and $85,043,861,
        respectively.